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                                                                     Exhibit 3.1



                             AMENDED AND RESTATED


                         CERTIFICATE OF INCORPORATION

                                      OF

                          FPM BEHAVIORAL HEALTH, INC.

                Pursuant to Sections 242 and 245 of the General
                   Corporation Law of the State of Delaware
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          FPM Behavioral Health, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          1.  That the name of the Corporation is FPM Behavioral Health, Inc.

          2. That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on the 21st day of July, 1993, under the name of Ramsay Managed Mental Health Services, Inc.

          3. That a Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on the 11th day of January, 1994.

          4. That this Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation.

          5. That the purposes of this Amended and Restated Certificate of Incorporation effected hereby are to (i) change the authorized capital stock of the Corporation to 10,000,000 shares, consisting of 9,500,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of Preferred Stock, par value $0.01 per share; and (ii) to provide for the rights, privileges, powers and preferences of all classes and series of classes of the authorized capital stock of the Corporation.

          6. That the restatement of and amendment to the Certificate of Incorporation of the Corporation, as set forth in this Amended and Restated Certificate of Incorporation, was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation
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Law of the State of Delaware, (a) the Board of Directors of the Corporation
having duly adopted resolutions setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval in conformity with the By-laws of the Corporation, and (b) the holder of all of the outstanding stock of the Corporation entitled to vote thereon, having duly adopted resolutions setting forth such amendment by a written consent of the sole stockholder in conformity with the By-laws of the Corporation, there being only one class of stock of the Corporation outstanding.

          7. That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

          FIRST: The name of the corporation is FPM Behavioral Health, Inc. (the "Corporation").

          SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, which address is located in the County of Kent, and the name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 500,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock"), and 9,500,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"). The number of authorized shares of Preferred Stock and/or Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting stock of the Corporation. The powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the Preferred Stock and the Common Stock shall be as follows:

          Subarticle I.  Preferred Stock.

          1.  Designation, Description and Terms.
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(a)  The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors of the Corporation is expressly authorized to fix the designations, powers, preferences, rights, qualifications, limitations and/or restrictions of such series of Preferred Stock, including, without limitation:
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              (i)    the distinctive designation of such series and the number
         of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

              (ii) the rate of dividends payable on such series, whether or not dividends shall be cumulative, the date or dates from which dividends shall accrue and, if cumulative, the relationship which such dividends shall bear to dividends payable on any other series;

              (iii) whether or not the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other terms and conditions of such redemption;

              (iv) whether or not the shares of such series shall be subject to the operation of a sinking fund or a fund of a similar nature and, if so, the terms thereof;

              (v) the rights of the shares of each series in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or upon any distribution of its assets;

              (vi) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock of the Corporation and, if so, the terms of conversion or exchange;

              (vii) whether or not the shares of such series shall have voting rights in addition to the voting rights provided by law and in paragraph 4 below and, if so, the nature and extent thereof; and

              (viii) the consideration to be received by the Corporation for the shares of such series.

                     (b) The shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from which dividends thereon shall accrue or be cumulative.
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                     (c)  In case the stated dividends and the amounts, if any, payable on liquidation, dissolution or winding up of the Corporation are not paid in full, the shares of each series of the Preferred Stock, after the payment in full of such dividends and amounts to all series of the Preferred Stock ranking senior to such series and before any payment to any series ranking junior thereto, shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                     (d) Upon the issuance of any series of Preferred Stock, a certificate setting forth the resolution or resolutions (including the designation, description and terms of such series) adopted by the Board of Directors with respect to such series shall be made and filed in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President, and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware or at such other place or places as the Board of Directors shall designate.

                 2.  Redemption.  If so provided by the Board of Directors in
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     the certificate made pursuant to subparagraph (d) of paragraph 1 with respect to any series of the Preferred Stock, the Corporation may redeem the whole or any part of such series, at such time or times and from time to time and at such redemption price or prices as may be provided by the Board of Directors in such certificate and otherwise upon the terms and conditions fixed by the Board of Directors in such certificate for any such redemptions.

                 3.  Rights Upon Liquidation.  In the event of any liquidation,
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     dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each series of the Preferred Stock then outstanding shall be entitled to receive, after the payment in full of all amounts to which the holders of all series of the Preferred Stock ranking senior thereto are entitled, out of the assets of the Corporation,
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     before any distribution or payment shall be made to the holders of any series of the Preferred Stock ranking junior to such series upon liquidation, dissolution or winding up of the Corporation, or of any Junior Stock, the amount, if any, for each share provided by the Board of Directors in the certificate made pursuant to subparagraph (d) of paragraph
     1. If payment shall have been made in full to the holders of each series of the Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of the Junior Stock, according to their respective rights and preferences and pro rata in accordance with their respective holdings.

                 4.  Vote.  On all matters with respect to which holders of the
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     Preferred Stock or of certain series thereof are entitled to vote as a single class, each holder of Preferred Stock afforded such class voting right shall be entitled to one vote for each share held.

                 5.  Junior Stock.  For purposes of this Article FOURTH, the
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     term "Junior Stock" shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized which shall rank junior to all series of the Preferred Stock as to all dividends or preferences on dissolution, liquidation or winding up of the Corporation.

                 6.  General.  Except as specifically set forth in this
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     Subarticle I, whenever in this Subarticle I notice by the holders of the
     Preferred Stock is called for, such notice shall be effective for all purposes under this Subarticle I if effected by the holders of a majority of the shares of Preferred Stock at the time outstanding.

           Subarticle II.  Common Stock

           1.  Vote.  Each share of Common Stock shall be entitled to one vote
               ----
     on matters to be voted on by the stockholders of the Corporation.

           2.  Dividends.  After the requirements in respect of dividends
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     payable on the Preferred Stock, as set forth in Subarticle I 1(a)(ii) are met, the holders of Common Stock shall be entitled to dividends at such time and in such amounts as shall be declared by the Board of Directors from time to time out of funds legally available therefor.

           3.  Rights Upon Liquidation.  In the event of any liquidation,
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     dissolution or winding-up of the Corporation (whether voluntary or involuntary) after the payment in full to the holders of Preferred Stock of all preferential amounts to which they are then
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     entitled in accordance with Subarticle I, the holders of Common Stock shall be entitled to receive out of the assets of the Corporation then remaining an amount per share equal to the amount per share to which they would be entitled if the holders of Common Stock were to share ratably in such assets.

            FIFTH: Subject to the provisions of the General Corporation Law of the State of Delaware, the number of Directors of the Corporation shall be determined as provided by the By-Laws.

            SIXTH: To the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, or any comparable successor law, as the same may be amended and supplemented from time to time, the Corporation (i) may indemnify all persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he is or is threatened to be made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or because he was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director, officer, employee or agent of the Corporation and (iii) shall pay the expenses of such a current or former director, officer, employee or agent incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            SEVENTH: In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation, except as specifically stated therein.

            EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
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the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of (S)279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

            NINTH: Except as otherwise required by the laws of the State of Delaware, the stockholders and directors shall have the power to hold their meetings and to keep the books, documents and papers of the Corporation outside of the State of Delaware, and the Corporation shall have the power to have one or more offices within or without the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

            TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only
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and shall not adversely affect any right or protection of a director of the
Corporation existing at the time of such repeal or modification.

            IN WITNESS WHEREOF, the undersigned, has executed this Amended and Restated Certificate of Incorporation this 24th day of June, 1994.

                                     FPM BEHAVIORAL HEALTH, INC.


                                     By:_________________________
                                                President
ATTEST:


By:_______________________
    Assistant Secretary